As filed with the Securities and Exchange Commission on October 2, 1997
                                                     Registration No. 333-______
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                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549
                           -------------------
                                FORM S-8
                         REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933
                           -------------------
                       PHOENIX TECHNOLOGIES LTD.
           (Exact name of issuer as specified in its charter)



          DELAWARE                                        04-2685985
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


                        411 E. PLUMERIA DRIVE
                         SAN JOSE, CA  95134
                           (408) 570-1000
               (Address of principal executive offices)

                           -------------------

                   1997 NONSTATUTORY STOCK OPTION PLAN

                       (Full title of the plans)

                           -------------------

                            Stuart J. Nichols
                Vice President, General Counsel & Secretary
                          411 E. PLUMERIA DRIVE
                           SAN JOSE, CA  95134
                             (408) 570-1000
        (Name, address and telephone number of agent for service)

                           -------------------

                                Copy to:

                         Larry W. Sonsini, Esq.
                  Wilson Sonsini Goodrich & Rosati, P.C.
                           650 Page Mill Road
                      Palo Alto, California 94304
                           -------------------

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
                           CALCULATION OF REGISTRATION FEE

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                                                                    Proposed Maximum       Proposed Maximum
                                              Amount to be           Offering Price            Aggregate            Amount of
Title of Securities to be Registered           Registered             Per Share(1)         Offering Price(1)     Registration Fee
----------------------------------------------------------------------------------------------------------------------------------
Common Stock

1997 Nonstatutory Stock Option                  500,000                 $14.56                $7,280,000.00          $2,206.06
Plan (par value $0.001)
----------------------------------------------------------------------------------------------------------------------------------
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

(1) Estimated in accordance with Rule 457(h) solely for the purpose of computing the amount of the registration fee based on the prices of the Company's Common Stock as reported on the Nasdaq National Market on September 29, 1997.

(2) Associated with the Common Stock are common stock purchase rights which will not be exercisable or be evidenced separately from the Common Stock prior to the occurrence of certain events.








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

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

    Phoenix Technologies Ltd. (the "Company") hereby incorporates by reference in this registration statement the following documents:

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996.

    (b) The Company's Quarterly Report on Form 10-Q for the quarter(s) ended December 31, 1996, March 30, 1997 and June 30, 1997, filed pursuant to Section 13 of the Exchange Act.

    (c) Any description of any securities of the Company which is contained in any registration statement filed under Section 12 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") including any amendment or report filed for the purpose of updating any such description.

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

    Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

    As to named experts, Item 5 is inapplicable. Stuart J. Nichols, who is Vice President, General Counsel & Secretary of the Company, is a holder of options covering significantly less than one percent (1%) of the outstanding shares of the outstanding Common Stock, $.001 par value per share, of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law grants to each corporation organized thereunder the power to indemnify its officers and directors for certain acts. Article TENTH of the Registrant's Restated Certificate of Incorporation sets forth the extent to which officers and directors of the Registrant may be indemnified against any liabilities which they may incur in their capacities as directors or officers of the Registrant. Article TENTH provides, in part, that each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or enterprise shall be indemnified and held harmless by the Registrant, to the fullest extent authorized by the Delaware General Corporation Law, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such proceeding; provided, however, that if the person seeking indemnification initiated the proceeding in respect to which he or she is seeking indemnification from the Registrant, the Registrant shall provide such indemnification only if such proceeding was authorized by the Registrant's Board of Directors. The right to indemnification includes the right to be paid expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law so requires, the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon delivery to the Registrant of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to indemnification.

     Article NINTH of the Registrant's Restated Certificate of Incorporation eliminates the personal liability of the Registrant's directors to the Registrant or its stockholders for monetary damages for breach of a director's fiduciary duty, except for liability: (1) for breach of a director's duty of loyalty to the Registrant or its stockholders; (2) for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (3) under Section 174 of the Delaware General Corporation Law; or (4) for any transaction from which the director derived an improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

    Not applicable.

ITEM 8.  EXHIBITS

    4.1  1997 Nonstatutory Stock Option Plan

    5.1  Opinion of counsel as to legality of securities being registered

    23.1 Consent of Independent Auditors

    23.2 Consent of Counsel (contained in Exhibit 5.1)

    24.1 Power of Attorney

ITEM 9.  UNDERTAKINGS

    (a)  RULE 415 OFFERING   The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 (Section 239.13 of this chapter) or Form S-8 (Section 239.16(b) of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b)  FILING INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) REQUEST FOR ACCELERATION OF EFFECTIVE DATE OR FILING OF REGISTRATION STATEMENT ON FORM S-8

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on September 18, 1997.

                             PHOENIX TECHNOLOGIES, LTD.


                             By:  /s/
                                -------------------------------------------
                                  JACK KAY
                                  President & Chief Executive Officer

                                    EXHIBIT INDEX
Exhibit                                                                           Sequentially
Number                                                                            Numbered
                                                                                  Page
4.1   1997 Nonstatutory Stock Option Plan                                         [    ]

5.1   Opinion of counsel as to legality of securities being registered            [    ]

23.1  Consent of Ernst & Young LLP, Independent Auditors                          [    ]

23.2  Consent of Coopers & Lybrand L.L.P., Independent Accountants                [    ]

23.3  Consent of Counsel (contained in Exhibit 5.1)                               [    ]

24.1  Power of Attorney                                                           [    ]
